UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 3, 2006

The Williams Companies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 3, 2006, The Williams Companies, Inc. ("Williams") announced that one of its units and an affiliate of ONEOK, Inc. have entered into an agreement to form a joint venture that will develop new pipeline capacity for transporting natural gas liquids ("NGL") from production areas in southwestern Wyoming to central Kansas, known as the Overland Pass Pipeline.

ONEOK’s affiliate, Northern Border Partners, L.P., has agreed to reimburse Williams’ development costs to date for the proposed pipeline and initially will own 99 percent of Overland Pass Pipeline. Subsidiaries of Northern Border Partners will manage the construction project and operate the pipeline.

Williams is retaining a 1 percent interest in Overland Pass Pipeline Company and has the option to increase its ownership to 50 percent and become the operator within two years of the pipeline becoming operational. Start-up is tentatively planned for early 2008.

Additionally, Williams has agreed to dedicate its equity NGL volumes from its two Wyoming plants for transport on Overland Pass Pipeline under a long-term shipping agreement.

Subsidiaries of Northern Border Partners also will provide other downstream services that will ultimately give Williams access to another major demand hub in Mont Belvieu, Texas, for finished NGL products.

The joint venture and related commercial agreements are subject to approval by Williams’ board of directors.

A copy of Williams' press release publicly reporting the joint venture is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) None
(b) None
(c) Exhibits:

Exhibit 99.1 Copy of Williams' press release dated May 3, 2006, publicly reporting the joint venture as discussed herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Williams Companies, Inc.

May 8, 2006	By:	Brian K. Shore

Name: Brian K. Shore
Title: Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated May 3, 2006